SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 14, 2009

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                      Entry into a Material Definitive Agreement

In connection with the election of Kevin Berryman as Executive Vice President and Chief Financial Officer of International Flavors & Fragrances Inc. (the “Company”), the Company will enter into the same Indemnification Agreement with Mr. Berryman that the Company has entered into with its other officers.  Pursuant to that agreement, the Company will indemnify Mr. Berryman against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts that may be incurred by him in connection with civil, criminal or other claims or other proceedings that may result from his service as an officer of the Company or in such other capacities as the Company may request, except if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or if he personally gained a financial profit or other advantage to which he was not legally entitled.  The Indemnification Agreement also provides for the advancement of expenses.  The form of the Indemnification Agreement was filed by the Company on July 28, 2008 as Exhibit 10.1 to a Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2009, the Company issued a press release announcing the election on April 14, 2009 of Kevin Berryman, age 50, as the Company’s Executive Vice President and Chief Financial Officer, effective May 15, 2009.  In connection with Mr. Berryman’s election, Richard A. O’Leary will step down from his role as Interim Chief Financial Officer of the Company, which he has held since July 2008, and will continue to serve as Vice President, Corporate Development.

Mr. Berryman was employed by Nestlé S.A., an international food and beverage company, for 23 years, serving as Chief Financial Officer, Americas for Nestlé Professional since 2008.  He served as Senior Vice President Group Control of Nestlé S.A. from 2006 until 2008 and as Chief Financial Officer, Nestlé Purina PetCare Company from late 2001 until 2006.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Berryman will receive an annual base salary of $500,000 and will have a target annual incentive compensation award under the Company’s Annual Incentive Plan equal to 80% of base salary, with the opportunity to earn annual incentive compensation of up to 160% of base salary (or 200% of target) based on the Company’s achievement of certain performance goals.  Mr. Berryman will also be entitled to participate in the Company’s Long-Term Incentive Plan as follows:  (a) for each of the 2007-2009 and 2008-2010 performance cycles, Mr. Berryman’s target award will be 80% of base salary with the four segments during each cycle being pro-rated as if he were employed by the Company for the full 2009 year, and (b) for the 2009-2011 performance cycle, Mr. Berryman’s target award will be 80% of base salary.  With regard to each LTIP cycle, the actual award could be higher or lower, depending on the Company’s performance, and any earned award will be paid 50% in stock and 50% in cash.  The Company has also agreed to pay Mr. Berryman a sign-on bonus of $100,000 (less applicable tax withholdings) within 30 days of his first day of employment.

Mr. Berryman will be entitled to participate in the Company’s Equity Choice Program under the Company’s 2000 Stock Award and Incentive Plan with a standard award value of $400,000.  Under this program, he is entitled to elect to receive his total award value in one or more of the following three forms of equity: (i) Stock Settled Appreciation Rights; (ii) Purchased Restricted Stock; and/or (iii) Restricted Stock Units (“RSUs”).  In addition, on his commencement of employment, Mr. Berryman will be granted RSUs valued at $500,000, which will vest on the anniversary date of the grant date at 20% per year for five years.

Mr. Berryman will be eligible to participate in all employee and executive benefit plans and programs which the Company has adopted or may adopt for the benefit of its senior executives, subject to the terms thereof; annual paid vacation in accordance with the Company’s policy applicable to senior executives; and all perquisites which other senior executives of the Company are generally entitled to receive in accordance with Company policy or as otherwise approved for him by the Board or the Compensation Committee, including a Company-provided automobile (or an allowance in lieu of a Company-provided automobile), financial planning and tax preparation assistance and a Company payment toward a health club membership.

The Company will provide relocation assistance to Mr. Berryman in accordance with Company policy, including assistance in selling his current home, finding and financing a suitable home in the new location and arranging for the transport of his household goods.  This assistance is in accordance with Company policy except that in order for Mr. Berryman to obtain this benefit, his relocation must be must be completed within two years from his employment start date, instead of one year.  In accordance with Company policy, Mr. Berryman will be entitled to a one-time allowance in the amount of $41,700 to cover incidental, non-reimbursable expenses associated with his relocation.  In addition, certain relocation expenses will be grossed-up for tax purposes.

Mr. Berryman will be a “Tier I” participant in the Company’s Executive Separation Policy, which provides certain benefits in the event his employment is terminated without cause either in connection with a change in control of the Company or otherwise.

In addition to his rights under the Indemnification Agreement to be executed, Mr. Berryman is entitled to be indemnified by the Company to the full extent provided by law.

There were no related party transactions between the Company and Mr. Berryman reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release concerning the election of Mr. Berryman as Executive Vice President and Chief Financial Officer is furnished as Exhibit 99.1.

Item 7.01                      Regulation FD Disclosure

In connection with the matters disclosed under Item 5.02, a copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.                     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

99.1	Press Release issued by International Flavors & Fragrances Inc. on April 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: April 16, 2009	By:	/s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit No.	Document

99.1	Press Release issued by International Flavors & Fragrances Inc. on April 16, 2009.